The Lincoln National Life Insurance Company
Service Office:  PO Box 21008, Greensboro, NC 27420-1008
(hereinafter referred to as the “Company”)

MoneyGuard®  Application For Individual Life Insurance and Individual Long-Term Care - Part I
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
Proposed Insured

1.	a. / / /
Legal Name: (First)	(Middle)	(Last)	(Suffix)
b. h Male h Female	c. Date of Birth (mm/dd/yyyy): / /
d.	Place of Birth (State/Country): /
e.	Home Address (Street): Apt. or Suite:
(City/State/ZIP): / /
f.	Mailing Address (if different): Apt. or Suite:
(City/State/ZIP): / /
g.	SSN: h. US Citizen: h Yes h NoIf No, Permanent Green Card: h Yes h No
i.	Driver’s License Number: State:If none, check here: h
j.	Email:
k.	Primary Phone Number: --l. Cell Phone Number
m. Married, or in a civil union or domestic partnership legally recognized by your state? h Yes h No
If Yes to 1m provide Spouse/Partner’s Name (First/Last): /
Policy Information
2.	a. Plan of Insurance:	b. Specified Amount: $
c.	Optional Inflation Protection: See Inflation Protection Coverage section on page 5 of 6.
d.	Long-Term Care Benefits Rider Duration:	(Not applicable for Variable Life)
e.	Return of Premium:	(Not applicable for Variable Life)
f.	Other Benefits/Riders/Options:
Billing Information
3.	a. Premium Amount: $ h Single Premiumh Annualh Semi-Annualh Quarterlyh Monthly EFT
h Other (include List Bill Number if applicable):
b. Source of Premium (Income, savings, replacement, inheritance, etc.):
Owner Information (If left blank, Proposed Insured will be the Owner.) Select Owner Type:
4.	a. h Individual Owner: ///
(First) (M.I.) (Last) (Suffix)
h Trust/Entity Owner:
Trustee/Officer 1 & Trustee/Officer 2:
b. Address (Street): Apt. or Suite:
(City/State/ZIP): / /
c. Date of Birth/Trust Date (mm/dd/yyyy): //  d. Primary Phone Number
e. SSN/TIN:  f.  Cell Phone Number
g. Relationship to Proposed Insured:
h. Owner’s Email:
Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates. Page 1 of 6

Beneficiary Information (Unless otherwise stated in #8 Special Instructions, if multiple beneficiaries are named in a class (Primary, Contingent), the proceeds are to be paid equally to the survivor or survivors, if any, in the class.)
Beneficiary in #5 is Primary; select Beneficiary Type. Select Primary (P) or Contingent (C) for other beneficiaries completed.
5.	a. h Individual Beneficiary: ///
(First) (M.I.) (Last) (Suffix)
h Trust/Entity:
Trustee/Officer: / / /
(First) (M.I.) (Last) (Suffix)
b. Address (Street): Apt. or Suite:
(City/State/ZIP): / /
c. Relationship to Proposed Insured:  d. Date of Birth/Trust Date (mm/dd/yyyy): / /
e. SSN/TIN:  f.  Phone Number

6.	a.
Name: / / /
h P h C
(First) (M.I.) (Last) (Suffix)
h Entity:
Officer: / / /
(First) (M.I.) (Last) (Suffix)

b. Address (Street): Apt. or Suite:
(City/State/ZIP): / /
c. Relationship to Proposed Insured:  d. Date of Birth (mm/dd/yyyy): / /
e. SSN/TIN:  f.  Phone Number

7.	a.
Name: / / /
h P h C
(First) (M.I.) (Last) (Suffix)
h Entity:
Officer: / / /
(First) (M.I.) (Last) (Suffix)

b. Address (Street): Apt. or Suite:
(City/State/ZIP): / /
c. Relationship to Proposed Insured:  d. Date of Birth (mm/dd/yyyy): / /
e. SSN/TIN:  f.  Phone Number
8.	Special Instructions (If proceeds are not to be paid equally indicate here. Dollar amounts are not accepted; percentages must total to 100%):

Payor Information – Payor will default to the Owner if nothing is indicated for #9. (Only complete 9b through 9e if Other is checked for 9a.)
9.	a. Choose one: h Proposed Insured h Owner h Beneficiary in #5 h Beneficiary in #6 h Beneficiary in #7 h Other
If “Other” b. Payor Name (Select One):
h Individual: / / /
(First) (M.I.) (Last) (Suffix)
h Entity:
c. Payor Address (Street): Apt. or Suite:
(City/State/ZIP): / /
d. SSN/TIN:  e. Relationship to Proposed Insured:

Exi 10.
isting and Pending Insurance Information
a. Are you considering stopping premium payments, surrendering, replacing, lapsing, or assigning your existing life insurance policies or annuities? (If Yes, provide details in the grid below for the company, face amount, policy number, issue date and if a 1035 Exchange is planned.)

h Y h N

b. Are you considering reducing your benefits or borrowing funds from your existing life policies or annuities to pay premiums on this policy if issued? (If Yes, provide details in the grid below for the company, face amount, policy number, issue date.)
h Y h N

Company	Face Amount (Life Only)	Policy Number	Issue Date (mm/yyyy)	Check here if 1035 Exchange
	$			h
	$			h
	$			h
c. Other than listed above, do you have any other existing life insurance policies or annuity contracts in force? h Y h N
11.
a. Currently, or within the past 12 months, have you had any Long-Term Care policies, a chronic illness rider or a Long-Term Care rider on either a life insurance policy or annuity contract in force or pending? (If Yes, provide details below for the company, issue date, Long-Term Care daily maximum benefit and if it is in force or applied for.) h Y h N

b. Will the policy applied for replace any medical, health or Long-Term Care insurance contract or rider currently in force with this or any other company? (If Yes, provide details below for the company, issue date, and Long-Term
Care daily maximum benefit.) h Y h N

c. Has any Long-Term Care insurance contract or rider lapsed, been surrendered or otherwise terminated in the past 24 months? (If Yes, provide details below for the company, issue date, date of lapse, surrender or
termination, and Long-Term Care daily maximum benefit.) h Y    h N

12.	Are you currently covered by Medicaid?	h Y h N

Protection Against Unintended Lapse (For additional protection against unintended lapse, you may designate a Third Party below other than your Agent/Financial Professional. The Agent/Financial Professional will automatically receive any such notices.)
I, the Applicant/Owner, understand that I have the right to designate at least one person other than myself to receive notice of lapse or termination of this insurance policy for nonpayment of premium. I understand that notice will not be given until 30 days after a premium is due and unpaid. I also understand that I will be given the opportunity to change this written designation at any time. My selection is as follows:
h I elect NOT to designate another person to receive notice of lapse or termination.
h I designate the person(s) listed below to receive copies of any notice of lapse or termination.

Third Party Name: /          / /
(First) (M.I.)(Last)(Suffix) Home Address (Street): Apt. or Suite:   (City/State/ZIP): / /  Phone Number
Service Office Endorsements (For Company Use Only. We will attach additional documentation as needed.)

Suitability
Complete only if applying for Variable Life and submit allocation form(s) with this Application:

1.	Have you, the Proposed Insured and the Owner, if other than the Proposed Insured, received a current Prospectus for the policy applied for and have you had sufficient time to review it?
h Y h N
2.	Do you understand that the amount and duration of the death benefit may increase or decrease depending on the investment performance of funds in the Separate Account?
h Y h N
3.	Do you understand that the cash values may increase or decrease depending on the investment performance of the funds held in the Separate Account?
h Y h N
4.	With this in mind, do you believe that the policy applied for is in accord with your insurance objective and your anticipated financial needs?
h Y h N
CASH VALUES ARE NOT GUARANTEED AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT. THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS.
Refer to the contract for information on any no-lapse guarantee that may be provided.

Agreement and Acknowledgement
I, the Owner, declare that my tax identification or social security number as shown is correct. I also certify that I am not subject to backup withholding.
I have received an Outline of Coverage, Long-Term Care Insurance Personal Worksheet, Things You Should Know Before You Buy Long-Term Care Insurance, Shopper’s Guide to Long-Term Care Insurance and, if applicable, Life Insurance Buyer’s Guide.
The Undersigned declares that:
1.
This Application consists of: a) MoneyGuard® Application for Individual Life Insurance and Individual Long-Term Care - Part I (Application); b) MoneyGuard® Application for Medical and Long-Term Care - Part II; c) MoneyGuard® Medical Long-Term Care Supplement; d) any amendments to the application(s) attached thereto; and e) any other supplements, all of which are required by the Company for the plan, amount and benefits applied for.

2.
The Company will have no liability (except as provided in the MoneyGuard® Temporary Life Insurance Agreement if advance payment has been made and acknowledged below and such Agreement issued) under this application unless and until: a) it has been received and approved by the Company at its Service Office; b) the policy has been issued and delivered to the policyowner; c) the first premium has been paid to and accepted by the Company.

I have paid $ to the Agent/Financial Professional in exchange for the MoneyGuard® Temporary Life Insurance Agreement, and I acknowledge that I fully understand and accept its terms.
3.	No Agent, Financial Professional or medical examiner has the authority to make or modify any Company contract or to waive any of the Company’s requirements.
4.
I HAVE READ, or have had read to me, the completed Application before signing below. All statements and answers in this Application are correctly recorded, and are full, complete and true to the best of my knowledge and belief. I confirm that upon receipt of the contract I will review the answers recorded on the Application. I will notify the Company immediately if any information in the Application is incorrect. Caution: If your answers on this Application are incorrect or untrue, the Company may have the right to deny benefits or rescind coverage under the policy and any riders attached to it.

5.
For employer owned life insurance policies, the Owner hereby acknowledges its sole responsibility for ensuring that it complies with all legal and regulatory requirements related to life insurance it purchases on its employees, including appropriate disclosure to each employee whose life is insured under such a life insurance policy.

6.
For policies held in trust by one or more trustees, the undersigned certify and acknowledge the following. The trust arrangement is identified by name and date, the trust is in effect, and the trustees named in this application are the trustees for the named trust. The trustees signing this application have the power and authority to act and exercise all ownership rights under the policy, and the Company may rely solely upon the signatures of the trustees regarding any policy options, privileges or benefits. Any amounts paid to the trustees by the Company according to the policy shall fully discharge the Company with respect to those amounts. The Company shall have no obligation to inquire into the terms of the trust or to see to the use or application of any amounts paid to the trustees. The Company shall not be held liable for any party’s non-compliance with the terms of the trust.

7.	I have been advised to consult with my own tax advisors regarding the tax effects inherent in the plan of insurance for which
I am applying.
8.
Corrections, additions or changes to this application may be made by the Company. Any such changes will be shown under “Service Office Endorsements”. No change will be made in classification (including age at issue), plan, amount, or benefits unless agreed to in writing by the Applicant.

State Disclosure
Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud, as determined by a court of competent jurisdiction.

Authorization
I, the Proposed Insured, authorize any medical professional, hospital or other medical institution, Pharmacy Benefit Manager, insurer, MIB, Inc., or any other person or organization that has any records or knowledge of me or my physical or mental health, employment, finances, transactions or my insurability to disclose that information to the Company, its reinsurers, or any other party acting on the Company’s behalf. I authorize the Company or its reinsurer to make a brief report of my protected health information to MIB, Inc. I authorize the Company to disclose information related to my insurability to other insurers to whom I may apply for coverage.
This authorization shall be valid for 24 months after it is signed. A photographic copy of this authorization shall be as valid as the original. I understand that I may revoke this authorization at any time by written notification to the Company; however, any action taken prior to notification will not be affected.
The purpose of this authorization is to allow the Company to determine eligibility for Life and Long-Term Care coverage or a claim for benefits under a policy.
Each of the undersigned declares that:
I/We acknowledge receipt of the Privacy Notice, the Privacy Notice for Protected Health Information and the Important Notice
containing the Investigative Consumer Report and MIB, Inc. information.

Inflation Protection Coverage
Complete only if applying for MoneyGuard® Universal Life
I, the Applicant/Owner, have reviewed the Outline of Coverage and the charts that compare the benefits and premiums    of a rider or riders with and without Optional Inflation Protection. If I am electing option A or B, I reject compound inflation protection at 5%.
If I am approved for the policy, I elect the following (Select one):
h A. No Optional Inflation Protection.
h B. Optional Inflation Protection with a Compound Increase amount of %.
h C. A rider or riders with Compound Increases at 5%.

Complete only if applying for MoneyGuard® Variable Life
I, the Applicant/Owner, have reviewed the Outline of Coverage and the charts that compare the benefits and premiums of a rider or riders with and without Optional Inflation Protection. If I am electing option A, I reject compound inflation protection at 5%.
If I am approved for the policy, I elect the following (Select one):
h A. No Optional Inflation Protection.
h B. A rider or riders with a right to purchase Compound Increases at 5%.
Signatory Section
REVIEW THE ANSWERS ON THIS APPLICATION CAREFULLY. IF ANY OF YOUR ANSWERS ARE INCORRECT OR UNTRUE, EVEN IF UNINTENTIONAL, THE COMPANY MAY HAVE THE RIGHT TO DENY BENEFITS OR RESCIND YOUR COVERAGE IF THE MISREPRESENTATION IS DEEMED TO BE MATERIAL.

Signed in:   /         /
(State) Date (MM/DD/YYYY)

Signature of Proposed Insured	Signature of Applicant/Owner/Trustee (If other than Proposed Insured) (Provide Title if owned by a Trust or a Corporation)

To (i)	Be Completed By Agent/Financial Professional Only (All questions are required to be Does the Applicant have any existing life insurance policies or annuities?	answered.) h Y h N
(ii)
Do you know or have you any reason to believe that replacement of life insurance policies or annuities is involved? If a replacement is involved, I certify that only Company approved sales materials were used in this sale and that copies of all sales materials were left with the Applicant.
h Y h N
(iii)
List all Long-Term Care or Health Insurance that: 1) You have sold to the Proposed Insured that is still in force. 2) You have sold to the Proposed Insured in the last 5 years that is no longer in force.

Company	Policy Number	Year of Issue
			h In Force	h No Longer In Force
			h In Force	h No Longer In Force
I declare that I have accurately answered all questions contained in this section.
I declare that I have provided the Proposed Insured with the Privacy Practices Notice, the Privacy Notice for Protected Health Information as well as the Important Notice.
I declare that I have provided each Owner with a copy of the Privacy Practices Notice.
I declare I have provided copies of the Things You Should Know Before You Buy Long-Term Care Insurance, Shopper’s Guide to Long- Term Care Insurance and, if applicable, Life Insurance Buyer’s Guide.

Signature of Licensed Agent, Financial Professional or Registered Representative	Name of Licensed Agent, Financial Professional or Registered Representative (Please Print)
Applicable to Variable Life Only
I have reviewed the Application, Supplements, New Account Form and allocation forms and find the transaction suitable.

Signature of Registered Principal of Broker/Dealer	Printed Name of Registered Principal of Broker/Dealer